UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 22, 2019
KINGSWAY FINANCIAL SERVICES INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15204 (Commission File Number)	Not Applicable (IRS Employer Identification No.)
150 E. Pierce Rd., Itasca, IL 60143
(Address of Principal Executive Offices) (Zip Code)
Registrant's Telephone Number, Including Area Code: (416) 848-1171
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.01 SECURITIES AND TRADING MARKETS

On April 17, 2019, Kingsway Financial Services Inc. (the “Company”) received a notice from the New York Stock Exchange (“NYSE”) that the Company is not in compliance with NYSE listing standard 802.01E because it had not timely filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “2018 Form 10-K”). The Company’s outside independent auditors, RSM US LLP, have informed the Company they will require additional time to complete their work. NYSE has informed the Company it will closely monitor the status of the Company’s late filing and related public disclosures for up to a six-month period from its due date. The Company will continue to work with its auditors with the objective of filing its 2018 Form 10-K as soon as practicable. On April 19, 2019, the Company issued a press release regarding its receipt of the NYSE notice. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibit No.	Exhibit Description
99.1	Press Release titled “Kingsway Announces Receipt of Notification Letter from NYSE”

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSWAY FINANCIAL SERVICES INC.

April 22, 2019	By:	/s/ William A. Hickey, Jr.
William A. Hickey, Jr.
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release titled “Kingsway Announces Receipt of Notification Letter from NYSE”